EXECUTION COPY

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Guaranty Agreement"), dated as of January 28, 2000, is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors") to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as agent (in such capacity, the "Revolving Credit Agent") for each of the lenders (the "Lenders") now or hereafter party to the Credit Agreement (as defined below), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (together with its successors and assigns "Prudential"), SUNTRUST BANK and ATLANTIC FINANCIAL GROUP, LTD. (together, the "Senior Lease Creditor"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), WILMINGTON TRUST COMPANY ("WTC"), not individually but solely as General Collateral Agent (in such capacity, and together with its agents and successors and permitted assigns, the "General Collateral Agent") for each of the General Secured Parties (as defined in the Intercreditor Agreement referenced below) and BANK OF AMERICA, N.A., not individually but solely as Priority Collateral Agent (in such capacity, and together with its agents and successors, the "Priority Collateral Agent") for each of the Priority Secured Parties. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement dated of even date herewith among the Revolving Credit Agent, Prudential, the Senior Lease Creditor, Morgan, the General Collateral Agent, Designated Collateral Subagent and the Priority Collateral Agent.

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof among Cone Mills Corporation (the "Borrower"), the Revolving Credit Agent and the Lenders (as amended, supplemented or restated from time to time, the "Credit Agreement"), the Lenders are making and have committed to make Revolving Loans to the Borrower; and

         WHEREAS, pursuant to that certain Note Agreement dated as of August 13, 1992 between the Borrower and Prudential (as amended, supplemented or restated from time to time, the "Senior Note Agreement"), the Borrower has issued and sold the Senior Notes to Prudential; and

         WHEREAS, pursuant to that certain Master Lease Agreement dated as of October 24, 1994 between the Borrower and Atlantic Financial Group, Ltd. (as successor to TCB Realty II Corporation) ("Atlantic Financial") (as amended, supplemented or restated from time to time, the "Master Lease"), and the Loan Agreement (up to $16,000,000) dated as of October 24, 1994 (as amended, supplemented or restated from time to time, the "Development Loan Agreement") between Atlantic Financial and SunTrust Bank ("SunTrust", as successor to Citicorp Leasing, Inc.), the Borrower has incurred certain obligations to Atlantic Financial and to SunTrust for payment of rent and other amounts due thereunder; the Master Lease, the Development Loan Agreement and the other Key Documents (as defined in the Development Loan Agreement) are referred to collectively herein as the "Senior Lease Documents"; and
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         WHEREAS, pursuant to that certain ISDA Master Agreement dated as of
July 20, 1998 between the Borrower and Morgan as supplemented pursuant to that certain letter agreement dated as of July 20, 1998 (as from time to time amended, supplemented or replaced, the "Morgan Swap Agreement"), the Borrower has incurred obligations and liabilities to Morgan in respect of interest rate hedging agreements thereunder, including, but not limited to (i) the obligations of the Borrower to make periodic payments to Morgan in accordance with the terms of the Morgan Swap Agreement and (ii) the obligation of the Borrower to make a termination payment to Morgan under Section 6(e) of the Morgan Swap Agreement, provided, however, that in the event that the obligations to be made by the Borrower to Morgan under (i) and (ii) above are greater than $3,000,000, the amount of such payments shall be deemed to be $3,000,000 (the "Morgan Swap Obligations"); and

         WHEREAS, it is a condition to (i) the Lenders making available the Revolving Loans to the Borrower, (ii) Prudential entering into the amendment to the Senior Note Documents and (iii) the Senior Lease Creditor amending the Senior Lease Documents that the parties hereto enter into this Agreement; and

         WHEREAS, each Guarantor is, directly or indirectly, a wholly owned Subsidiary of the Borrower, has materially benefited from the credit extended to the Borrower pursuant to the Senior Notes, the Senior Lease Obligations and the Morgan Swap Obligations, and will materially benefit from the Revolving Loans made and to be made under the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees the payment and performance in full of the Borrower's Liabilities (as defined below) to each of the Revolving Credit Agent for the benefit of the Lenders, Prudential, the Senior Lease Creditor and Morgan (together with the Lenders collectively referred to as the "Secured Parties"). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Senior Debt Obligations and all other amounts pursuant to the terms of the Senior Credit Documents, the Senior Lease Documents, the Senior Note Documents and the Morgan Swap Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Senior Credit Documents, the Senior Lease Documents, the Senior Note Documents and the Morgan Swap Agreement. The Guarantors' obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations" and, with respect to each Guarantor individually, the "Guarantor's Obligations". Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder

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subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Borrower's Liabilities.

         The Guarantors' Obligations are secured by various Security Documents referred to in the Credit Agreement, including without limitation the General Security Instruments and the Priority Security Instruments to which such Guarantor is a party.

         2. Payment. If the Borrower shall default in payment or performance of any of the Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of any Transaction Document, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then any or all of the Guarantors will, upon demand thereof by either the General Collateral Agent or the Priority Collateral Agent, or both, pursuant to the terms of the Intercreditor Agreement, fully pay to either the General Collateral Agent or the Priority Collateral Agent, or both, as applicable, for the benefit of the respective Secured Parties and distribution thereto in accordance with the terms of the Intercreditor Agreement, subject to any restriction on each Guarantor's Obligations set forth in Section 1 hereof, an amount equal to all the Borrower's Liabilities then due and owing.

         3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Documents to which it is a party by reason of:

                  (a) any lack of legality, validity or enforceability of any Transaction Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors' Obligations, any of the Borrower's Liabilities, or any other guaranty of any of the Borrower's Liabilities (the Transaction Documents and all such other agreements and instruments being collectively referred to as the "Related Agreements");

                  (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;



                  (c) any acceleration of the maturity of any of the Borrower's Liabilities, of the Guarantor's Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

                  (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower's Liabilities,

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

         for any of the Guarantor's Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

                  (e) any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

                  (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under any Transaction Document or any other Related Agreement, in whole or in part;

                  (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower's Liabilities (including without limitation the Guarantor's Obligations of any other Guarantor and obligations arising under any other Facility Guaranty now or hereafter in effect);

                  (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in any Transaction Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower's Liabilities, any of the Guarantor's Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

                  (i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation (A) any right to require or claim that resort be had to the Borrower or any other Credit Party or to any collateral in respect of the Borrower's Liabilities or Guarantors' Obligations, and (B) any defense available to the Guarantor arising under North Carolina General Statutes Sections 26-7 through 26-9.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. Currency and Funds of Payment. All Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

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

         5. Events of Default. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Borrower's Liabilities, at the election of the Required Enforcement General Secured Parties and written direction thereby to the General Collateral Agent, or at the election of the Required Priority Secured Parties and written direction thereby to the Priority Collateral Agent, or both, all pursuant to the Intercreditor Agreement, and without notice thereof or demand therefor, the Guarantors' Obligations shall immediately be and become due and payable.

         6. Subordination. Until this Guaranty Agreement is terminated in accordance with Section 23 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of the Borrower, to the payment in full of the Borrower's Liabilities, (ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the Guarantors' Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Secured Party and arising under the respective Transaction Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the General Collateral Agent at the election of, and written direction by, the Required Enforcement General Secured Parties, paid over forthwith to the General Collateral Agent for the benefit of the General Secured Parties, or upon request by the Priority Collateral Agent at the election of, and written direction by, the Required Priority Secured Parties, paid over forthwith to the Priority Collateral Agent for the benefit of the Priority Secured Parties, in each instance on account of the Borrower's Liabilities and subject to the terms of the Intercreditor Agreement, the Guarantors' Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

         7. Suits. Each Guarantor from time to time shall pay to the General Collateral Agent or the Priority Collateral Agent (collectively, the "Agents") or both, as applicable, for the benefit of the General Secured Parties or the Priority Secured Parties, or both, as applicable, on demand, at such Agent's place of business set forth in the Intercreditor Agreement or such other address as such Agent shall give notice of to such Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, such Agent or both Agents may proceed to suit against any one or more or all of the Guarantors. At the election of either or both Agents, as applicable, one or more and successive or concurrent suits may be brought hereon against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower's Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

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         8. Set-Off and Waiver. Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this
Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         9.       Waiver of Notice; Subrogation.

                  (a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Secured Parties' heretofore, now or from time to time hereafter making Revolving Loans and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to any Transaction Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

                  (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor's Obligations under this Guaranty Agreement may be enforced by either or both of the Agents on behalf of the General Secured Parties or the Priority Secured Parties or both, as applicable, upon demand by such Agent to such Guarantor without the Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require such Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to either Agent or any Secured Party or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any

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


         guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY EITHER AGENT, AND THE PROVISIONS HEREOF ENFORCED BY EITHER AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING.

                  (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrower's Liabilities unless and until 93 days immediately following the Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Credit Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Credit Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 23 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agents, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors' Obligations, whether matured or unmatured, in accordance with the terms of the Intercreditor Agreement. The agreements in this subsection shall survive repayment of all of the Guarantors' Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 23 hereof, and occurrence of the Security Termination Date.

         10. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 23 hereof. Any claim or claims that any Secured Party may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the respective Agent on behalf of such Secured Party by written notice directed to such Guarantor in accordance with Section 25 hereof.

         11. Representations and Warranties. Each Guarantor warrants and represents to the Secured Parties that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Operating Documents or Organizational Documents (as each such capitalized term is defined in the Credit Agreement), any agreement or

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

instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

         12. Expenses. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including attorneys' fees, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

         13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Borrower's Liabilities is rescinded or must be restored for any reason.

         14. Attorney-in-Fact. To the extent permitted by law, each Guarantor hereby appoints each of the General Collateral Agent and the Designated Collateral Subagent, for the benefit of the General Secured Parties, and the Priority Collateral Agent, for the benefit of the Priority Secured Parties, as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which any such Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that each Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

         15. Reliance. Each Guarantor represents and warrants to the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower's financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement ("Other Information"), and has full and complete access to the Borrower's books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Transaction Documents as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Borrower, the Borrower's financial condition and affairs, the "Other Information", and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrower or the Borrower's financial condition and affairs or any other matters material to such Guarantor's decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or the Borrower's financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their

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

employees, directors, agents or other representatives or affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.

         16. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

         17. Entire Agreement. This Guaranty Agreement, together with the Transaction Documents and the Security Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 23, neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than in writing by each of the Required Priority Secured Parties and the Required General Secured Parties.

         18. Binding Agreement; Assignment. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein without the prior written consent of each of the Required Priority Security Parties and the Required General Security Parties. Without limiting the generality of the foregoing sentence of this Section 18, any Secured Party may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the respective Transaction Documents (to the extent permitted thereby); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject however, to the provisions of the respective Transaction Documents concerning assignments and participations. All references herein to any Agent shall include any successor thereof.

         19. Severability. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         20. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it

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shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

         21. Indemnification. Without limitation of any other indemnification provision in any Transaction Document, each Guarantor agrees to indemnify and hold harmless each Secured Party and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Transaction Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Transaction Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 22 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by such Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Guarantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Guarantor agrees not to assert any claim against any Indemnified Party, any of its affiliates, or any of their directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to any of the Transaction Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Transaction Documents. The agreements in this Section 22 shall survive repayment of all of the Guarantors' Obligations and the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         22. Termination. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and all of the Guarantors' Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the Security Termination Date.

         23. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of any Secured Party provided by law or under the Transaction Documents or other applicable agreements or instruments. The making of the Loans and other extensions of credit to the Borrower pursuant to the Transaction Documents shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor's guaranty of the Borrower's Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

         24. Notices. Any notice required or permitted hereunder shall be given,
(a) with respect to each Guarantor, at the address of the Borrower indicated in
Section 13.2 of the Credit Agreement and (b) with respect to any Secured Party, at the applicable address indicated in Section 4.8 of the Intercreditor Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 4.8 of the Intercreditor Agreement.

         25.      Governing Law; Venue; Waiver of Jury Trial.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 25 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN

         DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND EACH AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (f) EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.


                                            GUARANTORS:

                                            CONE GLOBAL FINANCE CORP.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            CIPCO S.C., INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            CONE FOREIGN TRADING LLC

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            BANK OF AMERICA, N.A., as Revolving
                                            Credit Agent for the Lenders

                                            By:_________________________________
                                            Name:    Phifer Helms
                                            Title: Managing Director


                                            THE PRUDENTIAL INSURANCE COMPANY OF
                                            AMERICA, as Senior Note Holder

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________




                               GUARANTY AGREEMENT
                              Signature Page 1 of 2

                                            SUNTRUST BANK, as Senior Lease
                                            Creditor

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK, as counterparty to the
                                            Morgan  Swap Agreement

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                            WILMINGTON TRUST COMPANY, as General
                                             Collateral Agent

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            BANK OF AMERICA, N.A., as Priority
                                            Collateral Agent

                                            By:_________________________________
                                            Name:    Phifer Helms
                                            Title: Managing Director


                                            ATLANTIC FINANCIAL GROUP, LTD.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                               GUARANTY AGREEMENT
                              Signature Page 2 of 2